THE TORONTO-DOMINION BANK
1. Purpose
2. Definitions
3. Eligibility
4. Administration
5. Award Grant Limitations
6. Terms of Options
7. Terms of Stock Appreciation Rights
8. Other Stock-Based Awards
9. Award Agreements
10. Non-transferability of Awards
11. Termination of Awards
12. Withholding Taxes
13. Adjustments
14. Amendment and Termination of the Plan
15. Government and Other Regulations
16. Plan Does Not Confer Employment or Shareholder Rights
17. Shareholder Approval and Effective Dates
18. Applicable Law
TRANSFER AND ASSUMPTION AGREEMENT
TRANSFER AND ASSUMPTION AGREEMENT
SHARE TRANSFER AGREEMENT
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
CERTIFICATE OF DESIGNATION
MASTER SERVICES AGREEMENT
TAX SHARING AGREEMENT
EMPLOYMENT AGREEMENT WITH BHARAT B. MASRANI
EMPLOYMENT AGREEMENT WITH RICHARD J. RZASA
THE TORONTO-DOMINION 2000 STOCK INCENTIVE PLAN
AMENDMENT TO THE MASTER SERVICE AGREEMENT
AMENDMENT TO THE MASTER SERVICE AGREEMENT
COVERED EMPLOYEE CASH INCENTIVE PLAN
LIST OF SUBSIDIARIES
FINANCIAL DATA SCHEDULE

Exhibit 10.11

THE TORONTO-DOMINION BANK

2000 STOCK INCENTIVE PLAN

1.	Purpose

        The purpose of The Toronto-Dominion Bank 2000 Stock Incentive Plan is to provide selected management employees and non-employee directors of The Toronto-Dominion Bank (the “Bank”) an opportunity to benefit from the appreciation in the value of the common shares of the Bank, thus linking participating employees’ and directors’ interests with those of the shareholders, providing incentives to, and promoting Share ownership by, participating employees and directors through the granting of Awards, motivating and rewarding performance that is consistent with the Bank’s long-term performance objectives and assisting with long-term retention of key employees and directors.

2.	Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Article:

(a)	Agreement: The written agreement between the Bank and each Participant governing each Award, as described in Section 9 hereof.

(b)	Approval Date: The date of approval of the Plan by the shareholders of the Bank.

(c)	Award: An Option, SAR or Other Stock-Based Award granted pursuant to the Plan as determined from time to time by the Board or the Committee and set out in an Agreement.

(d)	Bank: The Toronto-Dominion Bank.

(e)	Board: The Board of Directors of the Bank.

(f)	Committee: The Toronto-Dominion Bank Management Resources Committee or such other committee or persons designated by the Board for the purpose of administering the Plan.

(g)	Fair Market Value: The Fair Market Value on any given day, in the case of an Option or an Other Stock-Based Award, shall be the closing price of the Shares on the TSE on such day, and in the case of a SAR, shall be equal to the average of daily high and low board lot trading prices of the Shares as reported by the TSE on such day.

(h)	Option: An option to purchase Shares granted under the Plan.

(i)	Option Price: The exercise price of an Option, as determined in accordance with Section 6(a).

(j)	Other Stock-Based Awards: Awards granted under Section 8 of the Plan.

(k)	Participant: An employee of the Bank or a Subsidiary or a non-employee director of the Bank who has been selected by the Committee to receive an Award under the Plan.

(l)	Plan: The Toronto-Dominion Bank 2000 Stock Incentive Plan as set forth herein, as from time to time amended.

(m)	Regulation: Rules and regulations established by the Board or the Committee with respect to the implementation and administration of the Plan.

(n)	Shares: The common shares of the Bank.

(o)	Stock Appreciation Right or SAR: A stock appreciation right granted under the Plan.

(p)	Subsidiary: A subsidiary of the Bank within the meaning of the Bank Act (Canada).

(q)	Termination Date: With respect to each Option, a date fixed by the Committee; provided that such date shall not be later than the tenth anniversary of its date of grant.

(r)	TSE: The Toronto Stock Exchange.

3.	Eligibility

        All management employees of the Bank and its Subsidiaries and all non-employee directors of the Bank are eligible to be granted Awards. The Committee shall, subject to the Regulations and in its sole discretion, establish procedures to select those Participants to be granted Awards from time to time and the number of Options, SARs or Other Stock-Based Awards covered by any Award.

4.	Administration

(a)	The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to prescribe Regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

(b)	The Committee may appoint the Chief Executive Officer, President or the senior officer of the Bank responsible for human resources to act on its behalf and in accordance with its determinations to administer the Plan and implement its decisions (the “Administrator”).

(c)	Subject to the provisions of the Plan, the Regulations and to any relevant resolutions of the Board, the Committee shall, in its discretion, determine which Participants shall be granted Awards and the terms and conditions of Awards.

(d)	All decisions made, or actions taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan or any related resolution of the Board or Regulations established with respect to the Plan shall be final and conclusive.

(e)	The Committee shall make such Regulations and establish such terms, conditions and limitations with respect to the grant of Awards including, without limitation, determining the number of Options, SARs and Other Stock-Based Awards to be granted, employees and non-employee directors to be eligible and otherwise, as may be necessary or desirable in order to ensure that the Plan achieves its objectives in compliance with all laws and regulatory requirements applicable to the Plan, grants of Awards and employees and non-employee directors participating in the Plan. In particular, the Committee may make such Regulations and establish such terms, conditions and limitations in relation to the grant of any Award to any employee or director who is not a resident of Canada as it determines to be necessary or advisable having regard to any securities, tax or other laws or regulations which may be applicable to the Bank, any Subsidiary or such employee or director in connection with the grant of an Award or the Shares to be delivered upon the exercise thereof.

5.	Award Grant Limitations

        The total number of Shares available for grants of Awards shall be 30 million, subject to adjustment in accordance with Sections 11(f) and 13 of the Plan. These Shares may be authorized but unissued Shares or issued and outstanding Shares available for delivery to the Participant upon exercise of an Award and may be Shares reserved for or related to an Award previously granted to the extent the Award, or a portion thereof, has expired, been forfeited or terminated or been canceled for any reason without having been exercised in full. Notwithstanding the foregoing, (i) at no time shall the number of Shares reserved for issuance to any one Participant under the Plan or any other share compensation arrangement exceed 5% of the total number of issued and outstanding Shares, (ii) at no time shall the number of Shares reserved for issuance pursuant to Awards granted to “insiders” (as that term is defined in Section 627 of the Company Manual of the TSE) exceed 10% of the total number of issued and outstanding Shares, (iii) under no circumstances shall insiders be issued in excess of 10% of the total number of issued and outstanding Shares within any one-year period pursuant to the exercise of Options granted under the Plan or any other share compensation arrangement, (iv) under no circumstances shall any one insider and that insider’s associates (as that term is defined in Section 627 of the Company Manual of the TSE) be issued in excess of 5% of the total number of issued and outstanding Shares within any one year period pursuant to the exercise of Options granted under the Plan or any other share compensation arrangement, and (v) in any year, Awards granted to any non-employee director shall not provide the right to acquire more than 5000 Shares in aggregate.

6.	Terms of Options

        Awards of Options shall be subject to such terms and conditions which the Committee shall establish, including the following:

(a)	Option Price: The Option Price for each Option granted shall be determined by the Committee but in no event shall the Option Price be less than the Fair Market Value on the last date on which Shares were traded on the TSE before the date the Option was granted.

(b)	Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part; provided however, that no Option shall be exercisable later than its Termination Date. The Committee may in its discretion amend an Option to accelerate the date after which such Option may be exercised in whole or in part. An Option which has not been exercised on or prior to its Termination Date shall be canceled.

(c)	Manner of Exercise and Payment: Options may be exercised in whole or in part by delivery of a written notice of exercise to the Bank in accordance with any applicable Regulation specifying the number of Shares to be purchased and payment of the full Option Price of the Shares being purchased pursuant to the Option. The Bank shall deliver to the Participant that number of fully paid and freely transferable Shares from treasury or otherwise as permitted by law.

7.	Terms of Stock Appreciation Rights

        Awards of SARs shall be subject to such terms and conditions which the Committee shall establish, including the following:

(a)	Grants: The Committee may grant (i) a SAR independent of an Option, or (ii) a SAR in connection with an Option, or a portion thereof. A SAR granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7.

(b)	Exercise Price: The exercise price per Share of a SAR shall be an amount determined by the Committee but in no event shall be less than the greater of (i) the Fair Market Value of a Share on the last date on which Shares were traded on the TSE before the date the SAR was granted or, in the case of a SAR granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option, and (ii) a minimum amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each SAR granted independent of an Option shall entitle a Participant upon exercise to an amount equal to the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share. Each SAR granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Bank the unexercised Option, or any portion thereof, and to receive from the Bank in exchange therefor an amount equal to the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share covered by the Option which is surrendered.

(c)	Manner of Exercise and Payment: SARs may be exercised from time to time upon actual receipt by the Bank of written notice of exercise stating the number of Shares with respect to which the SAR is being exercised. The date a notice of exercise is received by the Bank shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. No fractional Shares will be issued in payment for SARs, but instead cash will be paid for a fraction.

(d)	Limitations: The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of SARs as it may deem fit.

8.	Other Stock-Based Awards

        The Committee, in its sole discretion, may grant to Participants Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares on the last date on which Shares were traded on the TSE before the date such Award was granted (“Other Stock-Based Awards”). Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event, or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Award granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) the Other Stock-Based Awards; whether the Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of the Other Stock-Based Awards, including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable.

9.	Award Agreements

        All Awards shall be evidenced by Agreements. The Agreements shall be subject to the applicable provisions of the Plan and the Regulations pursuant to the Plan, and shall contain such provisions as are required by the Plan and any other provisions the Committee may prescribe.

10.	Non-transferability of Awards

(a)	Each Award shall, during the Participant’s lifetime, be exercisable only by the Participant, and, subject to Section 10(b) hereof, the Award and any rights thereunder shall not be transferable otherwise than by will and the laws of succession, and shall not be subject to attachment, execution or other similar process; provided, however, that to the extent permitted by applicable law, with respect to any Award, a Participant may designate a beneficiary pursuant to procedures which may be established by the Committee. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Award or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Bank may terminate the Award by notice to the Participant and the Award shall thereupon be canceled.

(b)	Notwithstanding the foregoing, a Participant, where permitted by law, may with the Administrator’s consent, assign an Option to his or her spouse; minor children; minor grandchildren; a personal holding corporation controlled by the Participant where the other shareholders of such corporation are no one other than a spouse, minor children or minor grandchildren of the Participant; a family trust, where the optionee is one of the trustees and the beneficiaries are no one other than a spouse, minor children or minor grandchildren of the Participant; or his or her registered retirement savings plan. Notwithstanding the foregoing provisions of this paragraph 10(b), options which are “incentive stock options” as defined for the purposes of tax, securities or other applicable laws of the United States of America may not be assigned.

11.	Termination of Awards

(a)	At termination of employment of a Participant with the Bank and any Subsidiary as a result of resignation or for cause, all outstanding Awards granted to that Participant shall be forfeited immediately upon the date of resignation or the date of notice of termination for cause, as the case may be.

(b)	If the employment of a Participant is terminated without cause, any outstanding Awards granted to that Participant which are exercisable at the last day of active employment (whether or not following any reasonable period of notice of termination of employment) and which become exercisable in the 60 days following the last day of active employment may be exercised at any time on or before the expiration of such 60-day period. After that time all unexercised Awards and all Awards not yet exercisable will be forfeited by the terminated Participant. For greater certainty, aside from Awards which become exercisable in the 60 days following the last day of active employment, no Awards will become exercisable during any statutory or common law period of notice of termination of employment.

(c)	Upon retirement from employment with the Bank or any Subsidiary in accordance with the retirement policies of the Bank and its Subsidiaries, all Awards granted to such a retired Participant will remain outstanding and will become exercisable in accordance with their terms; provided, however, that no Awards exercisable by a retired employee Participant may be exercised after the later of (i) three (3) years after all of the Awards in each Award year become exercisable, (ii) one (1) year after the date of retirement, or (iii) such other period as determined by the Committee, in its discretion, from time to time upon written notice to the Participants.

(d)	If a Participant who is employed by the Bank or a Subsidiary has died or become permanently disabled, (determined in accordance with the applicable disability policies of the Bank and its Subsidiaries), all Awards then held by such Participant shall be exercisable from the date of death or permanent disability to the earlier of (i) the date for each such Award that is ten years following the date of issue of such Award, and (ii) the date that is three years after the date of death or permanent disability, or such other period as determined by the Committee, in its discretion, from time to time upon written notice to the Participants.

(e)	Upon a Participant who is a non-employee director of the Bank ceasing to be a director of the Bank for any reason, all Awards granted to such a Participant will remain outstanding and will become exercisable as if the Participant were a retired employee.

(f)	Notwithstanding the foregoing,

(i)	no Award may be exercised later than 10 years after the date upon which it was granted; and

(ii)	the Committee has the discretion and authority (A) to amend the exercise terms of Awards granted to any person whose employment by the Bank and its Subsidiaries or whose term as a director of the Bank has ceased for any reason, including by accelerating the exercise dates of such Awards in any circumstances considered appropriate by the Committee, including, without limitation, the occurrence of any event which the Committee considers to be a material change in the business or control of the Bank; and (B) to cancel any Awards granted to any such person who is determined by the Committee to be engaged in activities which are competitive with those of the Bank or its Subsidiaries. For greater certainty, no damages shall be recoverable by a Participant and no compensation shall be paid to a Participant with respect to any amendments or cancellations of Awards by the Committee or with respect to any rights or benefits the Participant would otherwise have been entitled to under this Plan.

(g)	A Participant may surrender any outstanding Awards to the Bank and all such surrendered Awards shall be canceled. The total number of Shares available for grants of Awards shall be reduced by the number of Awards surrendered. Subject to the last sentence of this Section 11(g), the Bank will make a cash payment to a Participant in respect of a surrendered Award exercisable as of the surrender date, provided such payment shall not exceed the difference between the Fair Market

Value of the Option or the Other Stock-Based Award, as the case may be, and the Option Price or the value assigned to the Other Stock-Based Award when granted, as the case may be, on the surrender date (or if no Shares were traded on the TSE on such date, on the last date on which Shares were traded on the TSE before the surrender date). Notwithstanding anything to the contrary in this Agreement, the Committee, in its discretion, may at any time and upon written notice to the Participants remove the feature contemplated under this Section 11(g).

12.	Withholding Taxes

          The Bank may require a Participant to pay to the Bank the amount that the Bank deems necessary to satisfy its obligation to withhold federal, provincial, state or local income or other taxes arising in respect of the grant of Awards or their exercise. Such amount may be satisfied by the withholding by the Bank of Shares or any cash amounts which would otherwise be delivered upon the exercise of an Award.

13.	Adjustments

          If the Bank shall declare a dividend payable in, or shall subdivide or combine, its Shares, is involved in a recapitalization or reorganization, or if any other event including, without limitation, the occurrence of any event which the Committee considers to be a material change in the business or control of the Bank shall occur, which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards including by adjusting the number of Shares under any Award, the Committee may take any such action as in its judgment shall be necessary to preserve the Participants’ rights substantially proportionate to the rights existing prior to such event and, to the extent that such action shall include an increase or decrease in the number of Awards and/or Shares subject to outstanding Awards, the number of Awards and/or Shares available and the maximum number that may be granted to any non-employee director under Section 5 above may be increased or decreased, as the case may be, proportionately. The judgment of the Committee with respect to any such adjustments shall be conclusive and binding upon each Participant. The exercise by the Committee of its authority under this Section is subject to the approval of the Board as and when required by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

14.	Amendment and Termination of the Plan

(a)	The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate, subject to applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges; provided however, that no such amendment shall be implemented without approval of the shareholders if such approval is required by any regulatory authorities or stock exchanges. Notwithstanding the foregoing but subject to Section 13 hereof, the Option Price of an Option granted under the Plan may not be amended.

(b)	Subject to Section 11 hereof, no amendment, suspension or termination of the Plan shall, without each Participant’s consent, impair any of the rights or obligations under any Award theretofore granted to a Participant under the Plan.

15.	Government and Other Regulations

          The obligation of the Bank to deliver Shares for Awards exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by regulatory authorities and any stock exchanges on which Shares are traded.

16.	Plan Does Not Confer Employment or Shareholder Rights

          The right of the Bank to terminate at will (whether by dismissal, discharge or otherwise) any Participant’s employment with it at any time is specifically reserved. Neither the Participant nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death shall have any rights of a shareholder with respect to the Shares subject to each Award granted, except to the extent of, and until, the exercise of each such Award.

17.	Shareholder Approval and Effective Dates

          The Plan shall become effective when it is adopted by the Board. However, if (a) the Plan is not approved by the affirmative vote of the holders of a majority of the common shares present, or represented by proxy, and entitled to vote at the Annual Meeting of Shareholders of the Bank to be held on March 29, 2000 (the “Approval Date”) or at any adjournment thereof, or (b) the necessary regulatory and stock exchange approvals are not obtained within one year after the date the Plan is adopted by the Board, the Plan and all Awards made under it shall terminate. Grants of Awards may be made prior to the approval of shareholders, but no such grants may be exercised prior to such approval.

18.	Applicable Law

          This Plan and each Agreement shall be construed in accordance with the laws applicable in the Province of Ontario, Canada and the parties shall agree that they shall attorn to the jurisdiction of the

Ontario Court of Justice or any successors thereto with respect to any and all actions brought hereunder or thereunder.